EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-161192) of International Lease Finance Corporation of our reports dated February 28, 2010 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/  PricewaterhouseCoopers LLP
Los Angeles, California
March 1, 2010